UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 25, 2009

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 25, 2009, Skinny Nutritional Corp. (the “Company”) entered into an agreement with Peace Mountain Natural Beverages Corp. (“Peace Mountain”) (the “Asset Purchase Agreement”) to acquire from Peace Mountain the trademarks and other intellectual property assets of Peace Mountain as specified in the Asset Purchase Agreement. These marks include the trademarks “Skinny Water”, “Skinny Shake”, “Skinny Tea” and others. In consideration of the purchase of such assets, the Company agreed to pay Peace Mountain $750,000 in cash payable as follows: (i) $375,000 payable up front and (ii) $375,000, less an amount equal to the royalties paid by the Company during the first quarter of 2009, payable in four quarterly installments commencing May 1, 2010. The Company also agreed to pay Peace Mountain $25,000 in payment of the counsel fees incurred by Peace Mountain and such additional reasonable fees necessary to effect the assignment of the trademarks. The Company and Peace Mountain entered into the Asset Purchase Agreement in connection with an agreement entered into as of the same date whereby the parties agreed to settle in all respects a dispute between the parties that is the subject of a pending arbitration proceeding (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company and Peace Mountain agree to the dismissal with prejudice of the pending arbitration proceeding and to a mutual release of claims, subject to the limitations described in the Settlement Agreement. In connection with the foregoing, the parties also entered into a Trademark Assignment Agreement and Consulting Agreement.

Under the Consulting Agreement, which will be effective as of June 1, 2009, entered into between the Company and Mr. John David Alden, the principal of Peace Mountain, the Company will pay Mr. Alden a consulting fee of $100,000 per annum for a two year period. Under this agreement, Mr. Alden will provide the Company with professional advice concerning product research, development, formulation, design and manufacturing of beverages and related packaging. Further, the Consulting Agreement provides that the Company issue to Mr. Alden warrants to purchase an aggregate of 3,000,000 shares of Common Stock, exercisable for a period of five years at a price of $0.05 per share. The exercisability of the warrants is subject to the approval of the Company’s shareholders of an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock.

The closing of the transactions contemplated by the Asset Purchase Agreement are subject to certain conditions, including the Company’s receipt of stockholder approval to increase its authorized capital stock prior to July 15, 2009, to enable the warrant issued under Consulting Agreement to be exercisable. Upon the closing of the transactions contemplated by the Asset Purchase Agreement, the existing license agreement between the Company and Peace Mountain, and the Company’s future payment obligations thereunder, will be terminated.

The Company issued a press release announcing these transactions on May 27, 2009, a copy of which is annexed as Exhibit 99.1 to this Current Report on Form 8-K. The foregoing summary is qualified in its entirety by reference to the complete agreements described herein, which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2009.

Item 1.02	Termination of a Material Definitive Agreement.

To the extent required to be disclosed pursuant to Item 1.02, the disclosure included in response to Item 1.01 of this Current Report on Form 8-K regarding the termination of the Company’s existing license agreement with Peace Mountain is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 concerning the grant of common stock purchase warrants to Mr. Alden is incorporated herein by reference from Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

99.1	Press Release dated May 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Ronald Wilson
Name: Ronald Wilson
Title: Chief Executive Officer
Date: May 27, 2009

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release dated May 27, 2009